EXHIBIT 99.1


                  (WPS RESOURCES CORPORATION LETTERHEAD)



FOR RELEASE:  July 22, 1998

                  For additional information, see attached table or contact:
                  Ralph G. Baeten, Treasurer, WPS Resources Corporation
                  (920) 433-1449



                        WPS RESOURCES CORPORATION
                        -------------------------

                ANNOUNCES SECOND QUARTER FINANCIAL RESULTS
                ------------------------------------------


Green Bay, WI -- Second quarter basic and diluted earnings per average share of common stock of WPS Resources Corporation ("WPSR") for the three months ended June 30, 1998, were $0.41 compared with $0.40 for the corresponding period in 1997, an increase of 2.5%. Net income for the three months ended June 30, 1998 and 1997, was $9.9 million and $9.6 million, respectively. Earnings on common stock at Wisconsin Public Service Corporation ("WPSC"), WPSR's principal subsidiary, were $11.4 million for the three months ended June 30, 1998, and $11.2 million for the same period in 1997. "Warmer than normal weather contributed to higher electric sales and increased earnings at WPSR for the second quarter of 1998," stated Dan P. Bittner, Vice President and Chief Financial Officer of WPSR.

                                    //MORE//

Financial Results
Page 2
July 22, 1998


WPSR operating revenues were $219.6 million in the second quarter of 1998 compared with $191.4 million in the second quarter of 1997, an increase of 14.8%. Electric utility revenues at WPSC increased $6.8 million due primarily to increased energy prices paid by wholesale and interruptible buy-through customers during a period of abnormally warm weather in the latter part of the second quarter of 1998. Also included in 1998 second quarter electric revenues are $3.8 million of surcharge revenues related to recovery of the deferred costs of the 1997 steam generator repairs at the Kewaunee Nuclear Power Plant ("Kewaunee") which were offset by a charge to nuclear maintenance expense. WPSC is the operator and 41.2% owner of Kewaunee. Partially offsetting the increase in revenue was a $1.0 million refund as the result of a Federal Energy Regulatory Commission settlement related to open access transmission tariff rates. Gas utility revenues decreased $14.9 million as a result of reduced sales and mild weather in the first half of the second quarter of 1998. Also contributing to the decrease in gas utility revenues was a $7.5 million refund from ANR Pipeline Company which WPSC passed on to its gas customers. This refund was also credited to gas purchases. Nonregulated energy revenues increased $36.4 million due primarily to increased gas sales at WPS Energy Services, Inc. ("ESI"), WPSR's energy marketing subsidiary.

                                    //MORE//

Financial Results
Page 3
July 22, 1998


             Explanation of WPSR Earnings Per Share Changes
         Between Quarters Ended June 30, 1998 and June 30, 1997

                                              DOLLAR
                                             IMPACT IN      EARNINGS PER
                                              MILLIONS      SHARE IMPACT
                                            (Before Tax)    (After Tax)

Increase in Electric Utility Margin             $7.4           $0.19
Decrease in Gas Utility Margin                  (1.9)          (0.05)
Net Increase in Nonregulated Margins             0.4            0.01
Increase in Maintenance Expenses                (2.2)          (0.06)
Decrease in Other Income                        (4.0)          (0.10)
Change in Other Items                            0.8            0.02
Total Earnings Per Share Impact                                $0.01


The primary reasons for the increase in WPSR earnings in the second quarter of 1998 were higher electric utility margins due to a 137.1% increase in cooling degree days and higher nonregulated gas and electric margins as a result of increased sales. Partially offsetting these increases in earnings were lower gas utility margins due to less sales, and an increase in nuclear maintenance expenses due to recognition of the 1997 deferred expenses for Kewaunee steam generator repairs. Also offsetting the increases in earnings was a reduction in other income in the second quarter of 1998 compared with the second quarter of 1997 which reflected the gain from sales of nonutility property of $2.7 million.

Year-to-date basic and diluted earnings per average share of common stock of WPSR were $1.13 compared with $1.16 for the corresponding period in 1997. Operating revenues for the six-month period ending June 30, 1998, were $496.4 million and net

                                    //MORE//

Financial Results
Page 4
July 22, 1998


income for the period was $27.0 million. Operating revenues for the six-month period ending June 30, 1997, were $454.4 million and net income for the period was $27.8 million. Year-to-date earnings on common stock at WPSC were $29.3 million for 1998 and $31.2 million for 1997.

The primary reasons for the decrease in earnings at WPSR were a decrease in other income due to the gain from sales of nonutility property which had occurred in the second quarter of 1997 and a decrease in utility gas margins. Partially offsetting these decreases in earnings were increased electric utility margins as a result of increased prices during a period of abnormally warm weather in the latter part of the second quarter of 1998, a decrease in other operating expenses, and an increase in the nonregulated gas margin.

                                    //MORE//

Financial Results
Page 5
July 22, 1998


             Explanation of WPSR Earnings Per Share Changes
        Between Six Months Ended June 30, 1998 and June 30, 1997

                                              DOLLAR
                                             IMPACT IN      EARNINGS PER
                                              MILLIONS      SHARE IMPACT
                                            (Before Tax)    (After Tax)

Increase in Electric Utility Margin             $4.8           $0.12
Decrease in Gas Utility Margin                  (2.5)          (0.06)
Net Increase in Nonregulated Margins             1.4            0.03
Increase in Depreciation and
  Decommissioning Expenses                      (2.3)          (0.06)
Increase in Maintenance Expenses                (2.7)          (0.07)
Decrease in Other Operating Expenses             2.6            0.07
Decrease in Other Income                        (2.8)          (0.07)
Change in Other Items                            0.4            0.01
Total Earnings Per Share Impact                               $(0.03)


Basic and diluted earnings per average share of common stock of WPSR for the twelve months ended June 30, 1998, were $2.22 compared with $1.76 for the twelve months ended June 30, 1997, an increase of 26.1%.

                                    //END//

WPS RESOURCES CORPORATION
EARNINGS ANALYSIS

(THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                QUARTER ENDED         %         YEAR-TO-DATE           %           YEAR ENDED           %
                                   JUNE 30         CHANGE         JUNE 30           CHANGE           JUNE 30         CHANGE
                               1998       1997                1998        1997                  1998        1997
REVENUES                     $219,620   $191,360    14.8%    $496,429  $454,373       9.3%    $920,396    $879,662     4.6%
OPERATING EXPENSES            200,090    175,740    13.9%     445,964   405,483      10.0%     818,732     794,035     3.1%
                              -------    -------              -------   -------                -------     -------
OPERATING INCOME               19,530     15,620    25.0%      50,465    48,890       3.2%     101,664      85,627    18.7%
OTHER INCOME/(DEDUCTIONS)       1,641      5,782   -71.6%       4,186     7,246     -42.2%       9,377       5,927    58.2%
                              -------    -------              -------   -------                -------     -------
INCOME BEFORE INTEREST
  AND TAXES                    21,171     21,402    -1.1%      54,651    56,136      -2.6%     111,041      91,554    21.3%
INTEREST EXPENSE                6,106      6,187    -1.3%      12,222    12,705      -3.8%      25,920      25,654     1.0%
INCOME TAXES                    4,408      4,866    -9.4%      13,893    14,069      -1.3%      29,094      20,868    39.4%
PREFERRED STOCK DIVIDENDS
  OF SUBSIDIARY                   778        778     0.0%       1,556     1,556       0.0%       3,111       3,111     0.0%
                              -------    -------              -------   -------                -------     -------
NET INCOME                   $  9,879   $  9,571     3.2%    $ 26,980   $27,806      -3.0%    $ 52,916    $ 41,921    26.2%
                              =======    =======              =======   =======                =======     =======
AVERAGE SHARES OF
  COMMON STOCK                 23,858     23,875    -0.1%      23,860    23,878      -0.1%      23,864      23,882    -0.1%
EARNINGS PER SHARE              $0.41      $0.40     2.5%       $1.13     $1.16      -2.6%       $2.22       $1.76    26.1%
HEATING DEGREE DAYS               828      1,249   -33.7%       4,069     5,130     -20.7%       7,038       8,370   -15.9%
COOLING DEGREE DAYS               166         70   137.1%         166        70     137.1%         351         292    20.2%
